EXHIBIT 21

                              ISP HOLDINGS INC.
                             LIST OF SUBSIDIARIES
                             --------------------

                                                                     STATE OF
COMPANY                                                           INCORPORATION
-------                                                           -------------
ISP Holdings Inc.                                                   Delaware
   Belleville Realty Corp.                                          Delaware
   International Specialty Products Inc.(1)                         Delaware
    ISP Management Company, Inc.                                    Delaware
    ISP Minerals Inc.                                               Delaware
    ISP Filters Inc.                                                Delaware
    ISP Technologies Inc.                                           Delaware
    ISP Mineral Products Inc.                                       Delaware
    ISP Environmental Services Inc.                                 Delaware
    Bluehall Incorporated                                           Delaware
       Verona Inc.                                                  Delaware
    ISP Realty Corporation                                          Delaware
    ISP Real Estate Company, Inc.                                   Delaware
    International Specialty Products Funding Corporation            Delaware
    ISP Chemicals Inc.                                              Delaware
       ISP Newark Inc.                                              Delaware
       ISP Van Dyk Inc.                                             Delaware
       ISP Fine Chemicals Inc.                                      Delaware
       ISP Freetown Fine Chemicals Inc.                             Delaware
       ISP Investments Inc.                                         Delaware
        ISP Global Technologies Inc.                                Delaware
           ISP International Filters Inc.                           Delaware
           ISP International Corp.                                  Delaware
              ISP (Puerto Rico) Inc.                                Delaware
           GAF Huls Chemie GmbH                                     Germany
           ISP Andina, C.A.                                         Venezuela
           ISP Argentina S.A.                                       Argentina
           ISP Asia Pacific Pte Ltd.                                Singapore
           ISP (Australasia) Pte Ltd.                               Australia
           ISP (Belgium) N.V.                                       Belgium
           ISP (Belgium) International N.V.                         Belgium
           ISP do Brasil Ltda.                                      Brazil
           ISP (Canada) Inc.                                        Canada
           ISP Ceska Republika Spol, S.R.O.                         Czech. Rep.
           ISP (China) Limited                                      China
           ISP Colombia Ltda.                                       Colombia
           ISP Filters (Canada) Inc.                                Canada
           ISP Filters Pte Ltd.                                     Singapore
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(1)  Approximately 84% of the common stock of International
     Specialty Products Inc. is owned by ISP Holdings Inc.

           ISP Freight Service N.V.                                 Belgium
           ISP Global Operations (Barbados) Inc.                    Barbados
           ISP Global Technologies (Belgium) S.A.                   Belgium
           ISP Global Technologies (Germany) Holding GmbH           Germany
           ISP Global Technologies Deutschland GmbH                 Germany
           HPF-Hanseatic Filterprodukte GmbH                        Germany
           International Specialty Products ISP (France) S.A        France
           ISP Ireland(2)                                           Ireland
           ISP (Great Britain) Co. Ltd.                             England
           ISP (Hong Kong) Limited                                  Hong Kong
           ISP (Italia) S.r.l.                                      Italy
           ISP (Japan) Ltd.                                         Japan
           ISP (Korea) Limited                                      Korea
           ISP Mexico, S.A. de C.V.                                 Mexico
           ISP (Norden) A.B.                                        Sweden
           ISP (Osterreich) Ges.m.g.h.                              Austria
           ISP (Polska) Sp.z. o.p.                                  Poland
           ISP Sales (Barbados) Inc.                                Barbados
           ISP Sales (U.K.) Limited                                 Ireland
           ISP (Singapore) Pte Ltd.                                 Singapore
           ISP (Switzerland) A.G.                                   Switzerland
           ISP (Thailand) Co., Ltd.                                 Thailand
           Chemfields Pharmaceuticals Private Limited(3)            India








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(2)  25% owned by ISP (Italia) S.r.l.; 75% owned by International Specialty
     Products ISP (France) S.A.

(3)  50.1% owned by ISP Global Technologies Inc.